UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)            December 23, 2004

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

     LOAN AGREEMENT WITH NATEXIS BANQUES POPULAIRES

     On December 23, 2004, subject to obtaining approval of the French government, Toreador Resources Corporation, a Delaware corporation (the “Company”) as an Obligor, and its subsidiaries Madison Energy France, a société en commandite simple incorporated under the laws of France (“MEF”) as the Borrower, Madison Oil France, a société anonyme incorporcated under the laws of France (“MOF”) as a Guarantor, and Madison Oil Company Europe, a Delaware Corporation (“MOCE”) as an Obligor entered into a Reserve Base Revolving Facility Agreement (the “Revolving Facility Agreement”) with Natexis Banques Populaires, a French bank (the “Agent”) and certain lenders party thereto (the “Lenders”). While there can be no assurances that approval of the French government will be obtained, it is anticipated that such approval will be obtained within 60 days after December 23, 2004. The Revolving Facility Agreement provides that upon certain specified conditions being met, the Lenders shall make borrowing base loans to MEF during the period from December 23, 2004 through December 23, 2009 up to an aggregate amount of fifteen million dollars (US$15,000,000). The proceeds of the loans will be used for general corporate purposes, to develop certain hydrocarbon fields currently owned by MEF, and to finance the acquisition and development of additional hydrocarbon fields in France and Turkey.

     The loans will be secured by assignments of certain contract rights, including our rights in the French fields, pledges of ownership interests of MOF and MEF, and collateralization of a collection account of MEF. The interest rate on the loans will be the LIBOR rate plus 2.25-2.75%, depending on the amount of principal outstanding. Principal payments, together with accrued interest, will be due in monthly installments. MOF, MOCE and Toreador will each enter into unconditional guarantees of MEF’s obligations.

     The Revolving Facility Agreement contains affirmative and negative covenants with which the parties to the Revolving Facility Agreement, including the Company, must comply, including reporting requirements, restrictions on indebtedness, restrictions on granting liens, meeting certain ratios, and restrictions on paying dividends on its capital stock. The events of default under the Revolving Facility Agreement include payment defaults, breaches of covenants, cross defaults with certain other indebtedness, and insolvency events.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 – Entry into Material Definitive Agreement, discussing the Revolving Facility Agreement by and among the Company, MEF, MOF, MOCE, Agent and Lenders.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Reserve Base Revolving Facility Agreement dated December 23, 2004 by and among Madison Energy France, as Borrower, Madison Oil France as Guarantor, Toreador Resources Corporation and Madison Oil Company Europe as Obligors, Natexis Banques Populaires as Agent, Arranger and Technical Bank and the Financial Institutions Listed on Schedule 1 as Lenders.

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: December 29, 2004
	By:	/s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO